UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ALL AMERICAN PET COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	91-2186665

(state of incorporation or organization)	(IRS Employer Identification No.)

16501 Ventura Boulevard, Ste. 514, Encino, CA	91436

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common stock, par value $.001	Over-The-Counter Bulletin Board
Common stock underlying warrants to purchase common stock, par value $.001	Over-The-Counter Bulletin Board
Common stock underlying options, par value $.001	Over-The-Counter Bulletin Board
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐
     Securities Act registration statement file number to which this form relates: 333-135283
     Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1 DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
The description of the common stock, $0.001 par value per share, of All American Pet Company, Inc. (the “Registrant”), contained in the Registrant’s Registration Statement on Form SB-2, initially filed with the United States Securities and Exchange Commission on June 23, 2006, and as subsequently amended (File No. 333-13528), is incorporated by reference into this Registration Statement.
ITEM 2. EXHIBITS.

Number	Description

2.1†	Agreement and Plan of Merger of All American Pet Company Inc., a New York corporation and All American Pet Company, Inc., a Maryland corporation, effective as of January 23, 2006.

3.1†	Certificate of Incorporation filed with the New York Secretary of State on February 14, 2003.

3.2†	Certificate of Amendment To The Certificate of Incorporation filed with the New York Secretary of State on January 26, 2006.

3.3†	Articles of Incorporation filed with the State of Maryland Department of Assessments and Taxation on January 4, 2006.

3.4†	Articles Supplementary filed with the State of Maryland Department of Assessments and Taxation on January 11, 2006.

3.5†	Certificate of Merger filed with the New York Secretary of State on January 27, 2006.

3.6†	Articles of Merger filed with the State of Maryland Department of Assessments and Taxation on January 27, 2006.

3.7†	Bylaws.

4.3†	Agreement, effective November 30, 2005, by and between Nortia Capital Partners, Inc., a Nevada corporation and All-American Pet Company Inc., a New York corporation.

5.1†	Opinion of Patton Boggs LLP concerning legality of the securities being registered.

10.1†	Equipment Lease Agreement by and between Bev-Lin Enterprises, Inc. and All American Pet dated March 8, 2006.

10.2†	Form of Subscription Agreement.

10.3†	Letter Agreement with L. Phillips Brown.

10.4†	Lease Agreement for rental of office premises dated January 18, 2005.

10.5†	Lease Agreement for rental of warehouse space dated March 6, 2006.

10.6†	Loan Agreement, dated as of April 27, 2004, by and between the Company and George LaCapra.

10.7†	Broker Agreement between Crossmark, Inc. and All American Pet Company, Inc. dated August 1, 2006.

23.1†	Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1).

23.2 †	Consent of independent registered public accounting firm.

†	Incorporated by reference from the Company’s Amendment No. 4 to Form SB-2, File Number 333-135283, Filed on January 24, 2007.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALL AMERICAN PET COMPANY, INC.

Date: February 6, 2007	By:	/s/ Barry Schwartz

Barry Schwartz
Chief Executive Officer

EXHIBIT INDEX

Number	Description

2.1†	Agreement and Plan of Merger of All American Pet Company Inc., a New York corporation and All American Pet Company, Inc., a Maryland corporation, effective as of January 23, 2006.

3.1†	Certificate of Incorporation filed with the New York Secretary of State on February 14, 2003.

3.2†	Certificate of Amendment To The Certificate of Incorporation filed with the New York Secretary of State on January 26, 2006.

3.3†	Articles of Incorporation filed with the State of Maryland Department of Assessments and Taxation on January 4, 2006.

3.4†	Articles Supplementary filed with the State of Maryland Department of Assessments and Taxation on January 11, 2006.

3.5†	Certificate of Merger filed with the New York Secretary of State on January 27, 2006.

3.6†	Articles of Merger filed with the State of Maryland Department of Assessments and Taxation on January 27, 2006.

3.7†	Bylaws.

4.3†	Agreement, effective November 30, 2005, by and between Nortia Capital Partners, Inc., a Nevada corporation and All-American Pet Company Inc., a New York corporation.

5.1†	Opinion of Patton Boggs LLP concerning legality of the securities being registered.

10.1†	Equipment Lease Agreement by and between Bev-Lin Enterprises, Inc. and All American Pet dated March 8, 2006.

10.2†	Form of Subscription Agreement.

10.3†	Letter Agreement with L. Phillips Brown.

10.4†	Lease Agreement for rental of office premises dated January 18, 2005.

10.5†	Lease Agreement for rental of warehouse space dated March 6, 2006.

10.6†	Loan Agreement, dated as of April 27, 2004, by and between the Company and George LaCapra.

10.7†	Broker Agreement between Crossmark, Inc. and All American Pet Company, Inc. dated August 1, 2006.

23.1†	Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1).

23.2 †	Consent of independent registered public accounting firm.

†	Incorporated by reference from the Company’s Amendment No. 4 to Form SB-2, File Number 333-135283, Filed on January 24, 2007.